UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2015

COLUCID PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37358	20-3419541
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

15 New England Executive Park, Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 365-2596

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2015, our board of directors elected Marvin L. White to serve as a director, filling a seat created by an increase in the size of the board of directors effective July 9, 2015. Mr. White will serve as a class I director of the Company with a term expiring at our annual meeting of stockholders to be held in 2016. In addition, Mr. White was elected as chair of the audit committee of the board.

Since April 2014, Mr. White has served as president and chief executive officer of The MLW Advisory Group, LLC, a management advisory company targeting the needs of healthcare and related companies. From 2008 to 2014, Mr. White served as system vice president and chief financial officer of St. Vincent Health, and was responsible for finance, materials management, accounting, patient financial services and managed care for 19 hospitals and 36 joint ventures. Prior to joining St. Vincent Health, Mr. White was executive director and chief financial officer of LillyUSA, a subsidiary of Eli Lilly and Company, where he also held leadership positions in Corporate Finance and Investment Banking in the Corporate Strategy Group. He serves on the boards of Emergent BioSolutions, Washington Prime Group and the OneAmerica Financial Insurance Partners, Inc. Mr. White earned his B.A. in Accounting from Wilberforce University and an M.B.A. in Finance from Indiana University. We believe Mr. White’s prior and current financial experience and service on other boards make him strongly qualified to serve on our board of directors.

Mr. White will receive compensation pursuant to our Non-Employee Director Compensation Policy. Mr. White will be granted a stock option with a term of ten years to purchase up to $45,000 of shares of common stock based on a grant date fair value computed in accordance with FASB ASC 718 at an exercise price per share equal to the closing price of our common stock on the Nasdaq Global Market on the grant date, with the option vesting in a single installment on the date of our 2016 annual meeting of stockholders subject to the condition that Mr. White remains a director as of that date. In addition, Mr. White shall receive cash compensation consisting of an annual cash retainer of $40,000 per year for service on the board and $15,000 per year for serving as audit committee chair, each prorated for his first year of service. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with attending our board and committee meetings.

A copy of the press release announcing Mr. White’s appointment to the board is included as Exhibit 99 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99	Press Release dated July 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUCID PHARMACEUTICALS, INC.

Date: July 13, 2015	By:	/s/ Thomas P. Mathers
Thomas P. Mathers
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99	Press Release dated July 13, 2015	Filed electronically